Exhibit 99.(l)(ii)

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
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November 6, 2009	BEIJING
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Fiduciary/Claymore MLP Opportunity Fund	SYDNEY

2455 Corporate West Drive

Lisle, Illinois 60532

RE:          Fiduciary/Claymore MLP Opportunity Fund
Registration Statement on Form N-2

Ladies and Gentlemen:

We have acted as special counsel to Fiduciary/Claymore MLP Opportunity Fund, a statutory trust created under the Delaware Statutory Trust Act (the “Trust”), in connection with the offering by the Trust of up to 7,716,049 shares (the “Offered Common Shares”) of the Trust’s common shares of beneficial interest, par value $0.01 per share (the “Common Shares”).

This opinion is being furnished in accordance with the requirements of Item 25 of Form N-2 under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

(i)            the Notification of Registration of the Trust as an investment company under the 1940 Act on Form N-8A, dated October 12, 2004, as filed with the Commission on October 12, 2004;

(ii)           the registration statement on Form N-2 (File Nos. 333-148949 and 811-21652) of the Trust, filed with the Securities and Exchange Commission (the “Commission”) on January 30, 2008 under the 1933 Act, and the 1940 Act, allowing for delayed offerings pursuant to Rule 415 under the 1933 Act, and Pre-Effective Amendments No. 1 and No. 2 thereto, and the Notice of Effectiveness of the Commission posted on its website declaring such Registration Statement effective on October 15, 2009 (such registration statement, as so amended and declared effective, being hereinafter referred to as the “Registration Statement”);

(iii)          the prospectus and statement of additional information of the Trust, each dated October 15, 2009;

(iv)          the prospectus supplement, dated November 6, 2009, relating to the Offered Common Shares;

(v)           Post-Effective Amendment No. 1 to the Registration Statement as filed with the Commission as of the date hereof;

(vi)          the Certificate of Trust of the Trust, dated October 4, 2004, as certified by the Secretary of State of the State of Delaware;

(vii)         the Agreement and Declaration of Trust of the Trust (the “Declaration of Trust”), dated October 4, 2004, as certified by the Secretary of the Trust;

(viii)        the Amended and Restated By-Laws of the Trust, as certified by the Secretary of the Trust;

(ix)           the form of the Sales Agreement (the “Sales Agreement”) proposed to be entered into between the Trust and Cantor Fitzgerald LLP, filed as an exhibit to the Registration Statement;

(x)            a specimen certificate representing the Common Shares in the form filed as Exhibit (d) to the Registration Statement; and

(vii)         certain resolutions adopted by the Board of Trustees of the Trust relating to the issuance and sale of the Offered Common Shares and related matters, as certified by the Secretary of the Trust.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Trust and such agreements, certificates of public officials, certificates of officers or other representatives of the Trust and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  In making our examination of documents, we have assumed that the parties thereto, other than the Trust, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Trust and others.

Members of our firm are admitted to the bar in the State of Delaware and we do not express any opinion as to the laws of any jurisdiction other than the Delaware Statutory Trust Act, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.  The Offered Common Shares may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that when (i) the Sales Agreement has been duly executed and delivered; (ii) certificates representing the Offered Common Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Shares and registered by such transfer agent and registrar; and (iii) the Offered Common Shares have been delivered and paid for as contemplated by the Sales Agreement, the issuance and sale of the Offered Common Shares will have been duly authorized, and the Offered Common Shares will be validly issued, fully paid and nonassessable (except as provided in the last sentence of Section 3.8 of the Declaration of Trust).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We also consent to the reference to our firm under the captions “Legal Matters” and “Counsel and Independent Registered Public Accounting Firm” in the Registration Statement.  In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP